EXHIBIT 5


                                October 16, 1996


                                                                  (612) 335-1546

Lundgren Bros. Construction, Inc.
935 E. Wayzata Boulevard
Wayzata, Minnesota 55391

         RE:      LUNDGREN BROS. CONSTRUCTION, INC.
                  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         We have acted as counsel to Lundgren Bros. Construction, Inc., a Minnesota corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (Registration No. 333-12137) (herein, the "Registration Statement") relating to the registration of $3,000,000 aggregate principal amount of Senior Subordinated Debentures due October 1, 2004 (the "Debentures") of the Company.

         As such counsel, we have examined copies of the articles of incorporation and bylaws of the Company, each as amended to date, minutes of various meetings of the Board of Directors of the Company and the original or copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Debentures will, when sold in accordance with the Registration Statement, be legally issued, fully paid and non-assessable, and will be binding obligations of the Company.

         We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement. We further consent to your filing a copy of this opinion as an exhibit to said Registration Statement.

                                           Very truly yours,

                                           LEONARD, STREET AND DEINARD



                                           By /s/ Stephen R. Pflaum
                                                  Stephen R. Pflaum